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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                      LAIDLAW SOLID WASTE MANAGEMENT GROUP


     We consent to the incorporation by reference in Amendment No. 2 of Registration Statement No. 333-30559 of Allied Waste Industries, Inc. on Form S-3 dated of August 18, 1997, our report dated September 30, 1996, to the Directors of Laidlaw Inc. on the balance sheets of the Laidlaw Solid Waste Management Group as at August 31, 1995 and 1996 and the statements of operations and cash flows for years ended August 31, 1994, 1995 and 1996, which report is incorporated in the Form 8K/A-4 dated of February 19, 1997.


     This letter is provided to securities regulatory authorities pursuant to the requirements of their securities legislation and is not for any other purpose.

                                          /s/ COOPERS & LYBRAND

                                          --------------------------------------

                                          Coopers & Lybrand
                                          Chartered Accountants

August 18, 1997

Hamilton, Canada